REVENUE INTEREST AGREEMENT

SITOA CORPORATION, a California corporation, (“Sitoa”) and Sinobiomed Inc. (d/b/a Sitoa Global Inc.), a Delaware corporation, (“STOA”) have agreed to establish this REVENUE INTEREST AGREEMENT  (this “Agreement”), dated this 1st day of July, 2011, pursuant to which STOA will receive 100% of the revenues and service fees (the “Revenue Interest”) that Sitoa has a right to receive under that certain Master Services Agreement, effective as of April 8, 2010, by and between Sonsi, Inc., a Delaware corporation, (“Sonsi”) and Sitoa (the “Master Services Agreement”).

Pursuant to the Master Services Agreement, Sitoa provides certain services to Sonsi including, but not limited to, platform customization, partner integration, integration of the Sitoa platform into Sonsi infrastructure, and providing the tools and infrastructure to manage a drop ship vendor marketplace, in exchange for service fees payable to Sitoa.

IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSIDERATION FOR REVENUE INTEREST.

In return for the Revenue Interest received per above, STOA agrees to provide 40,000,000 shares of common stock of STOA to Sitoa, payable upon signing of this Revenue Interest Agreement.

If at any time STOA increases or decreases the number of its outstanding shares of common stock through a stock split or subdivision of shares, or a consolidation or combination of shares, the 40,000,000 provided shares shall be increased, decreased or changed in like manner as if such 40,000,000 provided shares had been issued and outstanding at the time of such occurrence.

2. CONVERSION OF REVENUE INTEREST.

Both Sitoa and STOA may elect at any time and upon mutual consent to convert the Revenue Interest into a full Assignment of the Master Services Agreement referenced above to STOA.  The consideration that Sitoa receives under this Revenue Interest Agreement remains unaffected by the conversion.

3. ENTIRE AGREEMENT.

           This Assignment Agreement contains the entire agreement between Sitoa and STOA with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Revenue Interest Agreement.

4. WAIVER AND AMENDMENT.

           No provision of this Revenue Interest Agreement may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by both Sitoa and STOA.   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5. SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Sitoa may not assign the Master Services Agreement or any rights or obligations hereunder or thereunder without the prior written consent of STOA.  STOA may assign any or all of its rights to the Revenue Interest to any person.

6. GOVERNING LAW.

           This Agreement shall be governed in all respects by the laws of the United States of America and the State of Delaware without giving effect to its choice of laws principles or conflict of laws provisions.

7.  NOTICES.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon delivery to the address set forth below each party’s signature hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Revenue Interest Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SITOA CORPORATION, INC.	SINOBIOMED, INC.

/s/ Calbert Lai	/s/ George Yu
Calbert Lai	George Yu
CEO & President	Chief Financial Officer
981 Industrial Road, Suite C	Room 4304, 43/F China Resources Building
San Carlos, CA 94070	26 Harbour Road, Wan Chai
Hong Kong, SAR